SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


                              [Amendment No.   ]


Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             PYR Energy Corporation
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
        -----------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1.      Title of each class of securities to which transaction applies:
                 Not applicable

         2.      Aggregate  number of securities to which  transaction  applies:
                 Not applicable

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

         4. Proposed maximum aggregate value of transaction: Not applicable

         5.      Total fee paid: Not applicable

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:  Not applicable
         2.       Form, Schedule or Registration Statement No.:  Not applicable
         3.       Filing Party:  Not applicable
         4.       Date Filed:  Not applicable

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                                 (303) 825-3748

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held April 16, 1999


     The Annual Meeting of the stockholders of PYR Energy Corporation (the "Company") will be held on April 16, 1999 at 10:00 a.m. (local time) at Wells Fargo Bank, Third Floor Conference Room, 633 17th Street, Denver, Colorado 80202, for the following purposes:


     1. To elect a Board of Directors consisting of five Directors.

     2. To consider a proposal to amend the Company's Certificate of Incorporation to provide for authorized preferred stock consisting of 1,000,000 shares of $.001 par value preferred stock. The rights and preferences of 25,000 of these shares have been determined, and these shares are to be issued, pursuant to a Convertible Note Purchase Agreement dated October 26, 1998. The rights and preferences of the remaining 975,000 shares of preferred stock to be authorized are to be determined by the Board of Directors.

     3.  To  consider  a  proposal  to  amend  the  Company's   Certificate   of
Incorporation   to  limit  the  personal   liability  of  directors  in  certain
circumstances.

     4. To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Wheeler Wasoff, P.C. to serve as the independent certified accountants for the Company.

     5. To transact any other business that properly may come before the meeting.

     Only the stockholders of record as shown on the transfer books of the Company at the close of business on March 26, 1999 are entitled to notice of, and to vote at, the Stockholders Meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the stockholder meeting.

     ALL  STOCKHOLDERS   ARE  EXTENDED  A  CORDIAL   INVITATION  TO  ATTEND  THE
STOCKHOLDER MEETING.

                                                     By the Board of Directors



                                                     D. Scott Singdahlsen
                                                     Chief Executive Officer


Denver, Colorado
March 31, 1999

                                 PROXY STATEMENT

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                                 (303) 825-3748

                         ANNUAL MEETING OF STOCKHOLDERS
                            to be held April 16, 1999


     This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of PYR Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting Of Stockholders of the Company to be held at 10:00 a.m. (local time) on April 16, 1999 at Wells Fargo Bank, Third Floor Conference Room, 633 17th Street, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to stockholders of the Company on or about March 31, 1999.

     The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the five nominees for director whose names are set forth on the proxy card, (2) in favor of the amendment of the Company's Certificate of Incorporation to provide for authorized preferred stock, including 25,000 shares for which the rights and preferences have been determined and that are to be issued pursuant to a Convertible Note Purchase Agreement dated October 26, 1998; (3) in favor of the amendment of the Company's Certificate of Incorporation to limit the personal liability of directors in certain circumstances, and (4) in favor of ratification of Wheeler Wasoff, P.C. as the Company's independent certified accountants.


     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.


     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Officers, directors and employees of the Company may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees of the Company. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid by the Company. A majority of the issued and outstanding shares of the Company's Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the meeting have not been received prior to the meeting date, the Company intends to postpone or adjourn the meeting in order to solicit additional votes. The form of proxy solicited by the Company requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjurnment of the meeting. At any postponed or adjourned meeting, the Company will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.


                   RECENT DEVELOPMENTS CONCERNING THE COMPANY

     As previously reported, the Company's exploration well at its East Lost Hills prospect near Bakersfield, California blew out and ignited on November 23, 1998. The well flow is currently being diverted into surface containment facilities consisting of separators, storage tanks and burn pits. Natural gas is being flared while liquid hydrocarbons and water are being collected in the burn pits and in above ground storage tanks for trucking to processing and disposal facilities. A relief well began drilling on December 18, 1998 with the intent of intersecting the original well bore for plugging. The Company owns a 10.575% working interest in this well and in approximately 23,000 acres in the vicinity of this well.

     At Southeast Maricopa, the Company continues to interpret approximately 52 square miles of proprietary 3D seismic data. The Company controls a 100% working interest in approximately 23,000 gross acres here and expects to drill an exploration well in the second quarter of calendar year 1999.

     The Company also is interpreting 39 miles of 3D seismic data over its San Emidio acreage. As part of its recent private placement, the Company acquired rights to this data along with a 70% working interest in oil and gas leases covering approximately 5,400 gross acres. The company expects to drill an exploration/exploitation well here in the second quarter of calendar 1999.

     For additional information concerning the Company and its operations, please read the section below entitled, "1. ELECTION OF DIRECTORS - Financial Information".

                            1. ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect five members of the Board of Directors to serve as directors on the Board of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of Common Stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors of the Company. Each of the nominees other than S.L. Hutchison and Bryce W. Rhodes currently is a director of the Company.
S. L. Hutchison and Bryce W. Rhodes were nominated for election as directors at the Annual Meeting pursuant to the terms of the sale of Convertible Promissory Notes by the Company in October and November 1998. See below, " ---Certain Transactions With Management And Principal Stockholders".

     Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.


     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "---Executive Compensation", "---Stock Ownership Of Directors And Princiapl Stockholders", and "---Certain Transactions With Management And Principal Stockholders".




                                           Position With The         Expiration Of Term        Initial Date
      Name                   Age                 Company                 As Director            As Director
      ----                   ---           -----------------         -------------------       -------------

D. Scott Singdahlsen         40      Chief Executive Officer;        1998 Annual Meeting        August 1997
                                     President; and Chairman of
                                     the Board

Robert B. Suydam             60      Vice-President - Geology;       1998 Annual Meeting       October 1998
                                     and Director

Keith F. Carney              42      Director                        1998 Annual Meeting        August 1997

S. L. Hutchison              66      Nominee for Director                    -----                ------

Bryce W. Rhodes              45      Nominee for Director                    -----                ------


     D. Scott Singdahlsen has served as President, Chief Executive Officer, and Chairman of the Board of the Company since August 1997. Mr. Singdahlsen co-founded PYR Energy, LLC in 1996, and served as its General Manager and Exploration Coordinator. In 1992, Mr. Singdahlsen co-founded Interactive Earth Sciences Corporation, a 3-D seismic management and interpretation consulting firm in Denver, where he served as vice president and president and lead seismic interpretation specialist from 1992 to 1996. Prior to forming Interactive Earth Sciences Corporation, Mr. Singdahlsen was employed as a Development Geologist for Chevron USA in the Rocky Mountain region. At Chevron, Mr. Singdahlsen was involved in 3-D seismic reservoir characterization projects and geostatistical analysis. Mr. Singdahlsen started his career at UNOCAL as an Exploration Geologist in Midland, Texas. Mr. Singdahlsen earned a B.A. in Geology from Hamilton College and a M.S. in Structural Geology from Montana State University.

     Robert B. Suydam has served as a Director of the Company since October 1998. Mr. Suydam has served as Vice-President - Geology of the Company since August 1997 and was Secretary of the Company from August 1997 until May 1998. Mr. Suydam co-founded PYR Energy, LLC in 1996 and served as Chief Geologist. From 1985 until 1996, Mr. Suydam served as exploration coordinator for Snyder Oil, Gerrity Oil, and Energy Minerals in Denver. Prior to this employment, Mr. Suydam served as Vice President of Exploration for National Oil Company, and as Exploration Manager for Hamilton Brothers Oil Company in Denver and Calgary. Mr. Suydam started his career as an exploration geologist at Texaco in Denver, Calgary, and New Orleans. Mr. Suydam earned a B.S. and M.S. in Geology from the University of Wyoming.

     Keith F. Carney has served as a Director of the Company since August 1997. Since October 1997, Mr. Carney has been Executive Vice-President of Cheniere Energy, Inc., a Houston based public oil and gas exploration company. From July 1997 until October 1997, Mr. Carney served as Chief Financial Officer of Cheniere Energy. After earning his M.B.A. degree from the University of Denver in 1992, Mr. Carney was employed as a Securities Analyst in the oil and gas exploration/production sector with Smith Barney, Inc. until 1996. Mr. Carney began his career as an exploration Geologist at Shell Oil after earning B.S. and M.S. degrees in Geology from Lehigh University.

     S. L. Hutchison has been nominated to serve as a Director of the Company in connection with the sale by the Company of convertible promissory notes issued in a private placement transaction in October and November 1998. See below, "---Certain Transactions With Management And Principal Stockholders". Since 1979, Mr. Hutchison has served as Vice President and Chief Financial Officer of Victory Oil Company, an oil and gas production company based in California, and other companies in the Victory Group of Companies. Also during that period, Mr. Hutchison has served as Vice-President and Chief Financial Officer and a Director of Crail Capital, a real estate investment company that is owned by Victory Oil Company, and Victex, Inc., a real estate and oil and gas company. Mr. Hutchinson also serves as Chief Financial Officer and a director of each of the Crail Johnson Foundation and the Independent Oil Producers Agency, and the Treasurer and a director of the Los Angeles Maritime Institute. Mr. Hutchison received a Bachelor's degree in accounting from the University of Washington in 1954.

     Bryce W. Rhodes has been nominated to serve as a Director of the Company in connection with the sale by the Company of convertible promissory notes issued in a private placement transaction in October and November 1998. See below, "---Certain Transactions With Management And Principal Stockholders". Since 1996, Mr. Rhodes has served as Vice President of Whittier Energy Company ("WEC"), an oil and gas investment company. Mr. Rhodes served as Investment Manager of WEC from 1990 until 1996. Mr. Rhodes received B.A. degrees in Geology and Biology from the University of California, Santa Cruz, in 1976 and an MBA degree from Stanford University in 1979.

     Other Executive Officer

     Andrew P. Calerich, 34, has served as Chief Financial Officer of the Company since August 1997 and as Secretary of the Company since May 1998. From 1993 to 1997, Mr. Calerich was a business consultant specializing in accounting for private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at Tipperary Corporation, a public oil and gas company in Denver. Mr. Calerich began his professional career in public accounting in the tax department at Arthur Andersen & Company. Mr. Calerich is a Certified Public Accountant and earned B.S. degrees in both Accounting and Business Administration at Regis College.

     Each of the Company's officers serves at the pleasure of the Company's Board of Directors. There are no family relationships among the Company's officers and directors.

     Board And Committee Meetings

     The Board of Directors met seven times during the fiscal year ended August 31, 1998 and all directors were present at each of those meetings.

     The Board of Directors currently has a Compensation Committee which met one time during the fiscal year ended August 31, 1998 and both members of the Compensation Committee participated in that meeting. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits for employees of the Company. The Compensation Committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of the entire Board. It is anticipated that after the election of additional outside directors to the Board the Compensation Committee will be reelected to consist of at least two outside directors and not the entire Board of Directors.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the year ended August 31, 1998, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its directors and officers and the Company's review of the monthly statements of changes filed with the Company by its officers and directors.

Executive Compensation

     Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the Company's three successive completed fiscal years ended August 31, 1998 by D. Scott Singdahlsen, the Chief Executive Officer, President and Chairman Of The Board of the Company. No executive officer of the Company, including the Chief Executive Officer and the Chairman Of The Board, received total salary and bonus exceeding $100,000 during any of the three successive fiscal years ending August 31, 1998.



                                              Summary Compensation Table
                                              --------------------------

                                                                       Long Term Compensation
                                                                      --------------------------
                                    Annual Compensation                Awards            Payouts
                          -----------------------------------------   --------------------------
                                                                      Restricted
                                                       Other Annual     Stock                 LTIP       All other
     Name and             Fiscal    Salary   Bonus     Compensation     Awards     Options   Payouts   Compensation
Principal Position         Year     ($)(1)  ($)(2)         ($)(3)        ($)        (#)      ($)(4)       ($)(5)
-------------------------------------------------------------------------------------------------------------------
D. Scott Singdahlsen       1998     $75,000    $-0-        -0-           -0-        -0-       -0-          -0-
Chief Executive Officer,
President and Chairman     1997     $10,250     -0-        -0-           -0-        -0-       -0-          -0-
Of the Board
                           1996       --        --         --            --         --        --           --


----------

(1) The dollar value of base salary (cash and non-cash) received during the year indicated. Includes $4,000 paid as consulting fees to Mr. Singdahlsen by PYR Energy, LLC during the period from January 1, 1997 through August 6, 1997.

(2) The dollar value of bonus (cash and non-cash) received during the year indicated.

(3) During the period covered by the Summary Compensation Table, the Company did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) The Company does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for the Company's 1997 Stock Option Plan.

(5) All other compensation received that the Company could not properly report in any other column of the Summary Compensation Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.


     1997 Stock Option Plan

     In August 1997, the Company's 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board of Directors of the Company and subsequently approved by the Company's stockholders. Pursuant to the 1997 Plan, the Company may grant options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock to key employees, directors, and other persons who have contributed or are contributing to the success of the Company. The options granted pursuant to the 1997 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options. The 1997 Plan may be administered by the Board of Directors or by an option committee. Administration of the 1997 Plan includes determination of the terms of options granted under the 1997 Plan. At August 31, 1998, options to purchase 246,000 shares were outstanding under the 1997 Plan. Options to purchase 435,000 additional shares subsequently were granted and options to purchase 7,500 shares subsequently terminated so that, as of December 2, 1998, options to purchase 326,500 shares may be granted pursuant to the 1997 Plan.

     Compensation Of Outside Directors

     On May 26, 1998, each Director of the Company who was not also an employee of the Company ("Outside Director") was granted options to purchase 10,000 shares of Common Stock. The Options are exercisable for $1.28 per share, which was the average of the closing bid and ask prices of the Common Stock on the date of grant. Options to purchase 2,500 shares became exercisable on each of September 1, 1998 and December 1, 1998, and options to purchase 2,500 shares become exercisable on each of March 1, 1999 and June 1, 1999 if the person continues to be an Outside Director through each of those dates. All the options expire on May 26, 2001. Directors also are reimbursed for expenses incurred in attending meetings and for other expenses incurred on behalf of the Company.

     Employment   Contracts  And   Termination   of  Employment  And  In-Control
Arrangements

     The Company does not have any written employment contracts with any of its officers or other employees. The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with the Company or from a change-in-control of the Company or a change in an executive officer's responsibilities following a change-in-control, except that the 1997 Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control.

     Stock Ownership Of Directors And Principal Stockholders

     As of December 2, 1998, there were 9,421,470 shares of the Company's Common Stock outstanding. The following table sets forth certain information as of December 2, 1998, with respect to the beneficial ownership of the Company's
Common Stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by the Company to be the beneficial owner of more than five percent of the Company's Common
Stock:

Name and Address of                    Number of Shares         Percentage of
Beneficial Owner                     Beneficially Owned (1)   Shares Outstanding
----------------                     ----------------------   ------------------

D. Scott Singdahlsen                    2,000,000                   21.2%
1675 Broadway, Suite 1150
Denver, Colorado 80202

Robert B. Suydam                        1,300,000 (2)               13.8%
1675 Broadway, Suite 1150
Denver, Colorado 80202

Keith F. Carney                           110,000 (3)                1.2%
915 Bay Oaks Road
Houston, Texas 77008

All Executive Officers and Directors
as a  group (four persons)              3,447,500 (2)(3)(4)         36.5%

S.L. Hutchison                          1,974,333 (5)               17.6%
c/o Victory Oil Company
222 West Sixth Street, Suite 1010
San Pedro, California 90731

Bryce W. Rhodes                            79,667 (6)                0.8%
c/o Whittier Energy Company
1600 Huntington Drive
South Pasadena, California 91030

PinOak Inc.                             1,300,000 (2)               13.8%
5037 South Oak Court
Littleton, Colorado 80127

Victory Oil Company                     1,873,333 (7)               16.9%
222 West Sixth Street, Suite 1010
San Pedro, California 90731

Whittier Trust Company                    556,734 (8)                5.6%
1600 Huntington Drive
South Pasadena, California 91030

----------

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) The shares shown for Mr. Suydam are owned of record by PinOak Inc. ("PinOak"). These shares are included twice in the table. They are listed as being held beneficially by both PinOak and by Mr. Suydam. PinOak is owned by Mr. Suydam's wife and Mr. Suydam is the President of PinOak.

(3) Includes options to purchase 5,000 shares at $1.28 per share until May 26, 2001 that currently are excercisable or that will become exercisable within the next 60 days.

(4) Includes 2,500 shares of Common Stock and options to purchase 25,000 shares of Common Stock that currently are excercisable or that will become exercisable within the next 60 days that are held by Andrew P. Calerich, the Chief Financial Officer and Secretary of the Company, and 10,000 shares held by Mr. Calerich's wife's individual retirement account.

(5) Includes 100,000 shares of Common Stock that may be issued upon the conversion of convertible promissory notes ("Notes") held by Mr. Hutchison. Also includes the shares shown as beneficially owned by Victory Oil Company as described in note (7) below. Mr. Hutchison is the Vice President and Chief Financial Officer of Victory Oil Company. Mr. Hutchinson disclaims beneficial ownership of the shares beneficially owned by Victory Oil Company.

(6) Includes 66,667 shares of Common Stock that may be issued upon the conversion of Notes held by a company owned by Mr. Rhodes' wife.

(7) Includes 1,666,667 shares of Common Stock that may be issued upon the conversion of Notes held by Victory Oil Company. Also includes 100,000 shares owned by Crail Capital, a wholly-owned subsidiary of Victory Oil Company. See "---Certain Transactions With Management And Principal Stockholders".

(8) This beneficial ownership was reported in the Schedule 13D filed by Victory Oil Company, Whittier Trust Company and other filing parties on November 5, 1998. The Company believes that these shares consist of shares Common Stock that may be issued upon the conversion of convertible promissory notes held by various holders for whom Whittier Trust Company serves as trustee and/or agent. See "---Certain transactions With Management And Principal Stockholders".

Certain Transactions With Management And Principal Stockholders

     Acquisition Of PYR Energy, LLC

     The Company acquired all the ownership interest in PYR Energy, LLC on August 6, 1997 in exchange for 4,000,000 shares of the Company's Common Stock. Mr. Singdahlsen received 2,000,000 shares of the Company's Common Stock in that transaction in exchange for the 50 percent of PYR Energy, LLC that he owned immediately prior to the transaction. PinOak, a company of which Mr. Suydam is the President and whose sole shareholder is Mr. Suydam's wife, received 1,300,000 shares of the Company's Common Stock in that transaction in exchange for PinOak's ownership of 32.5 percent of the ownership interests in PYR Energy, LLC immediately prior to the transaction. In connection with that transaction, the Company agreed to appoint each of Messrs. Singdahlsen, Carney and Gregory B. Barnett to constitute all the members of the Company's Board Of Directors.

     Loan To PYR Energy, LLC

     In June 1997, PYR Energy, LLC borrowed $275,000 from the Company in order to fund certain of PYR Energy, LLC's obligations pursuant to PYR Energy, LLC's lease and seismic option in the San Joaquin basin. PYR Energy, LLC secured that loan with a pledge of PYR Energy, LLC's interest in the lease and seismic option. The loan accrued interest at a rate of eight percent per annum, with interest payable at the end of each calendar quarter. The loan was effectively eliminated upon consummation of the Company's acquisition of PYR Energy, LLC.

     Sale Of Assets To Former Director And Officer

     Effective as of August 6, 1997, the Company sold all the assets not related to the Company's business of oil and gas exploration, development and consulting, and not related to the Company's principal office in Denver, Colorado, to Buddy Young, a stockholder and a former director and officer of the Company. The purchase price for the assets was $32,000, which was paid in the form of a release from Mr. Young to the Company of the Company's obligation to repay the $32,000 it owed to Mr. Young. The Company's approximate $32,000 obligation to Mr. Young had been incurred through advances from Mr. Young to the Company for working capital purposes. At August 6, 1997, there were outstanding $17,852 of accounts receivable related to the assets that Mr. Young obtained the right to receive. Mr. Young also assumed all liabilities related to the assets. The Company also assigned to Mr. Young the lease for the Company's office in Encino, California, and Mr. Young assumed the Company's obligations under the lease. The Company obtained a release from the landlord for additional obligations under the lease.

     In addition to the accounts receivable described above, the assets sold to Mr. Young consisted primarily of the Company's interests in three television programs, "Heartstoppers . . . At The Movies", a two-hour television program hosted by George Hamilton, "Christmas At The Movies", a one-hour television program hosted by Gene Kelly, and "It's A Wonderful Life - A Personal Remembrance", an approximately 15-minute television program hosted by Frank Capra, Jr., and the office furniture and supplies in the Company's former office in Encino, California. The television programs previously had been held by the Company for licensing to various television and cable television operators. During the year ended August 31, 1997, the Company received licensing fees of $15,216 for the television programming assets sold to Mr. Young. The low revenue amount was mainly due to the programs' previously having been licensed in most major territories. Because, as a result of the Company's acquisition of PYR Energy, LLC, the Company determined to focus its activities on oil and gas exploration, development and consulting and to locate its principal office in Denver, Colorado, the Company determined that it was in its best interests to sell the assets of the Company that were not related to this business and to assign its office lease in Encino, California.

     Private Placement Of Notes

     In November 1998, the Company completed the sale of convertible promissory notes (the "Notes") in the total amount of $2,500,000 in a private placement transaction pursuant to exemptions from federal and state registration requirements. Victory Oil Company ("Victory") purchased $1.0 million of Notes, and parties related to Whittier Energy Company ("WEC") purchased $500,000 of Notes. The remaining $1.0 million of Notes were sold to other investors.

     In connection with the sale of Notes, the Company agreed to add S.L. Hutchison and Bryce W. Rhodes to the Board of Directors. Messrs. Hutchison and Rhodes have been nominated for election as directors at the Annual Meeting of Stockholders pursuant to this agreement. Mr. Hutchison is the Chief Financial Officer of Victory and Mr. Rhodes is the Vice President of WEC.

     The Notes will automatically convert into shares of Series A Preferred Stock (the "Series A Preferred") at the rate of one share for each $100 principal amount of Notes if the Series A Preferred is approved by stockholders prior to April 26, 1999. The Series A Preferred is convertible into Common Stock at the rate of one share of Common Stock for each $.60 of the face amount of the Series A Preferred. If approval of the Series A Preferred is not obtained by April 23, 1999, the Note holders have the right to require that Notes and accrued interest be paid on demand or to convert the Notes into Common Stock at the rate of one share of Common Stock for each $.30 of principal amount of Notes rather than the conversion rate of one share of Common Stock for each $.60 of face amount of the Series A Preferred. The full principal amount of the Notes and accrued interest at the rate of 10 percent per year is due on October 26, 1999 if the Notes have not been converted into Series A Preferred or Common Stock prior to that time. The Company has the right in its discretion to pay the interest portion of the Notes with Common Stock at a rate based on the weighted average trading price of the Common Stock for 45 days prior to the interest payment date.

     The holders of the Series A Preferred, as a separate class, have the right to elect two members of the Board of Directors of the Company when at least 10,000 shares of Series A Preferred are outstanding. When more than 5,000 shares but fewer than 10,000 shares of Series A Preferred are outstanding, the holders of Series A Preferred have the right to elect one member of the Board of Directors. The Board of Directors currently consists of three members and will be increased to five members at the Annual Meeting of Stockholders. The size of the Board may not be increased beyond six members without the approval of the investors.

     As a condition to the sale of the Notes, D. Scott Singdahlsen and Robert B. Suydam, who are directors and officers of the Company, entered into a voting agreement ("Voting Agreement") with the purchasers of the Notes. Pursuant to the Voting Agreement, Mr. Singdahlsen and Mr. Suydam each agreed, respectively, that he will vote all the shares of Common Stock of the Company owned by him in favor of the election of two nominees of the investors to serve on the Board of Directors of the Company and for the re-election of those nominees or other nominees at any time that the aggregate percentage ownership of common equity of the Company underlying the Notes or Series A Preferred owned by the investors is 20 percent or more of the outstanding Common Stock. Mr. Singdahlsen and Mr. Suydam are required to vote for only one nominee at any time after the aggregate percentage ownership of common equity of the Company owned by the investors is less than 20 percent and greater than or equal to 10 percent of the outstanding Common Stock. The obligation of Mr. Singdahlsen and Mr. Suydam to vote for any nominees of the investors terminates at any time after the percentage ownership of common equity of the Company owned by the investors is less than 10 percent of the outstanding Common Stock. Mr. Singdahlsen and Mr. Suydam are not required to vote for the designated board members at any time that the holders of the Series A Preferred have the right voting separately as a class to elect those designated board members.

     Also as a condition to the investors' purchase of the Notes, the Company entered into an agreement with Victory, WEC, and Catalina Properties Corporation ("Catalina") pursuant to which Victory, WEC and Catalina sold to the Company their working interests, totaling 100%, in their San Emidio exploration project, which consist of approximately 5,400 gross acres of undeveloped leasehold as well as access to 39 square miles of existing 3-D seismic data adjoining the Company's Southeast Maricopa "Stevens" Exploration Project in California. There currently are no operating oil or natural gas wells, proved reserves or other income producing properties included in this transaction. The Company agrees to assign to Victory 30% of any interest in the San Emidio area of mutual interest ("AMI") that the Company receives or reserves for itself as consideration in connection with the future assignment by the Company of any existing lease or any other lease within the San Emidio AMI. As consideration for these interests, the Company issued 106,666 shares of Common Stock to Victory, 80,000 shares to WEC, and 80,000 shares to Catalina, for an aggregate of 266,666 shares. The total value of this transaction is $200,000 based on the quoted market price of the Company's common stock at the time of negotiating the transaction.


     Except as described above, during the fiscal year ended August 31, 1998, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.


                2. PROPOSAL TO APPROVE AUTHORIZED PREFERRED STOCK

     The Board of Directors has unanimously approved and proposes for stockholder approval an amendment to the Company's Certificate of Incorporation to authorize a new class of capital stock consisting of 1,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock"), with such relative rights, preferences and designations as may be determined by the Board in its sole discretion upon the issuance of any shares of the Preferred Stock. The proposal to authorize a new class of Preferred Stock is intended to provide shares of Preferred Stock for issuance from time to time as may be required for various purposes, including the issuance of 25,000 shares of Series A Preferred Stock (the "Series A Preferred") in connection with the financing transaction among the Company, Victory Oil Company and Whittier Energy Company described above under "1. ELECTION OF DIRECTORS - Certain Transactions With Management And Principal Stockholders." The shares of Preferred Stock other than the Series A Preferred could be issued from time to time by the Board in its sole discretion without further approval or authorization by the stockholders, in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by the Board. The relative rights and preferences that may be determined by the Board in its discretion from time to time, include but are not limited to the following:


          o the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

          o whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

          o the amount payable with respect to such series in the event of voluntary or involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation and sinking fund provision, if any, for the redemption or purchase of the shares of that series;

          o the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

     The existence of authorized but unissued shares of Preferred Stock could have anti-takeover effects because the Company could issue Preferred Stock with special dividend or voting rights that could discourage potential bidders.


     Series A Preferred. If the Preferred Stock is approved by the stockholders, the Company will issue 25,000 shares of Preferred Stock designated as the "Series A Preferred Stock" (the "Series A Preferred") to holders of the Company's Convertible Notes due October 26, 1999 (the "Notes"). The terms of the Notes are described above in "1. ELECTION OF DIRECTORS - Certain Transactions With Management and Principal Stockholders - Private Placement Of Notes". The Company will provide each stockholder who requests a copy of the Certificate of Designation setting forth the rights and preferences of the Series A Preferred. The following is a summary of the rights of the Series A Preferred:


          o Each share of Series A Preferred will have a face value of $100 per share.

          o An annual dividend of 10 percent will be payable on the Series A Preferred semi-annually, which payment shall be made either in cash or in Common Stock, at the option of the Company, with the Common Stock issuable at a rate based on the weighted average trading price of the Common Stock.

          o The Series A Preferred shall be convertible, in whole or in part, into Common Stock at the rate of one share of Common Stock for each $.60 of face value of Series A Preferred (or 166.67 shares of Common Stock for each $100 face amount share of Series A Preferred), on a fully diluted basis, which conversion right may be exercised at any time and from time to time.

          o    The  Company  has the right to require  holders to convert  their
               Series  A   Preferred   into  Common   Stock  in  the   following
               circumstances:

               o The Company has the right to require that one-third of the outstanding Series A Preferred be converted at any time after one year from issuance provided that the market value of the Company's Common Stock is $2.40 per share, based on a 45 day weighted average trading price.

               o The Company has the right to require that two-thirds of the outstanding Series A Preferred be converted two years from issuance provided that the market value of the Common Stock is $3.60 per share.

               o The Company has the right to require all of the outstanding Series A Preferred be converted beginning at any time after two years from issuance provided that the market value of the Common Stock is $4.80 per share.

               o The Company shall have the right, beginning two years from the issuance, to require that all the outstanding Series A Preferred be converted if the Corporation has accumulated retained earnings equal to or greater than $3,750,000.

               o In a vote of stockholders, other than for the election of directors of the Company, the holders of the Series A Preferred are entitled to vote the number of votes equal to the number of shares into which the Series A Preferred may be converted, or 167 votes for each share of Series A Preferred.

               o The holders of the Series A Preferred, as a separate class, have the right to elect two members of the Board of
                    Directors  of the  Company  when  10,000  or more  shares of
                    Series A Preferred are outstanding. If the Board of Directors is increased to a number greater than six, the holders of the Series A Preferred may elect one-third of the total number of directors when 10,000 or more shares are outstanding. When more than 5,000 shares but less than 10,000 shares of Series A Preferred are outstanding, the holders of Series A Preferred have the right to elect one member of the Board of Directors. If the Board of Directors is increased to a number of greater than six, the holders of the Series A Preferred may elect one-sixth of the total number of directors when more than 5,000 shares but less an 10,000 shares are outstanding.


     A total of $2,500,000 was received by the Company upon the completion of the sale of the Notes in a private placement financing pursuant to exemptions from federal and state securities registration requirements. Approximately $1,400,000 of the proceeds from the sale of the Notes have been used to pay indebtedness of the Company for 3-D seismic data and oil and gas lease payments. Of this amount, approximately $1,282,000, payable to two unrelated entities for costs incurred in acquiring 3-D seismic data, was accrued during the fiscal year ended August 31, 1998. In addition, approximately $118,000 was paid for lease payments incurred subsequent to the fiscal year ended August 31, 1998, including approximately $48,000 that was paid to Victory Oil Company, which purchased Notes in the private placement, for reimbursement of lease acquisition costs paid for on behalf of the Company. See above, "1. ELECTION OF DIRECTORS - Certain Transactions With Management And Principal Stockholders - Private
Placement of Notes." Of the balance of $1,100,000 from the private placement approximately $65,000 has been used to pay expenses of the private placement and the balance is expected to be used for working capital and the Company's share of drilling and development costs on the Company's leases.

     Background Of Sale Of Notes

     The Company had attempted to raise additional funds since shortly after its acquisition of PYR Energy LLC in August 1997. The Company believes that, due to the general downturn in the oil and gas industry and to a certain extent the Company's start-up nature and lack of existing production, the Company had been unable to raise additional capital. The Company had incurred approximately $1,282,000 for seismic acquisition and seismic data reprocessing charges that occurred from February 1998 through August 1998. At the time of the private placement of the Notes, the Company had only approximately $250,000 in cash. After meeting with a variety of potential funding sources over the course of a year and having received no other acceptable proposals, the Company, through its Board of Directors, determined to pursue, and was successful in reaching an agreement concerning, the private placement of Notes discussed above. The benefit of the private placement of Notes has been to provide capital needed to allow the exploration activities of the Company to continue.

     Reasons For Requesting Stockholder Approval

     The authorization of the Preferred Stock requires amending the Company's certificate of incorporation. The Company is a Delaware corporation. Under the laws of the State of Delaware, the Company is required to obtain the approval of its stockholders to any amendment to the Company's certificate of incorporation.

The Company is seeking stockholder approval of the authorization of the Preferred Stock pursuant to this proxy statement in order to satisfy this requirement.

     Impact On Existing Stockholders

     The authorization of the Preferred Stock will enable the Company to issue the Series A Preferred to the holders of the Notes and give the Company's Board of Directors the ability, without stockholder approval, to issue additional shares of Preferred Stock with rights and preferences determined by the Board of Directors in the future. As a result, the Company may issue additional shares of Preferred Stock that have dividend, voting and other rights superior to those of the Common Stock, or that convert into shares of Common Stock, without the approval of the holders of Common Stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders.

     As described above, the Series A Preferred is convertible into shares of Common Stock at the rate of one share of Common Stock for each $.60 of face value of Series A Preferred (or 166.67 shares of Common Stock for one share of $100 face amount Series A Preferred). If the Series A Preferred is issued and all 25,000 shares are converted, 4,166,750 shares of Common Stock would be issued by the Company. This would be equal to approximately 30.7% of the Company's Common Stock after the conversion. If the Preferred Stock is not approved, the holders of the Notes will have the right to convert the Notes into shares of Common Stock at the rate of one share of Common Stock for each $.30 of fact amount of Notes. If all $2,500,000 face amount of Notes outstanding are converted at the $.30 rate, 8,333,333 shares of Common Stock would be issued. This would be equal to approximately 47.0% of the Company's Common Stock after the conversion. If the Preferred Stock is approved by the stockholders, and the Series A Preferred is issued to the holders of the Notes and converted into Common Stock, the resulting dilution to the Company's existing stockholders, including the exercise of warrants to purchase 175,000 shares of Common Stock that were issued in conjunction with the sale of the Notes, would be approximately 30.3%. If the Preferred Stock is not approved by the stockholders on or before April 26, 1999, then the Notes can be converted into Common Stock at the rate of $.30 per share, and the resulting dilution to the Company's existing stockholders, including the exercise of the same 175,000 warrants, would be approximately 46.9%.

     Financial Information

     Financial Statements And Management's Discussion And Analysis Of Financial Condition And Results Of Operations. The Company's financial statements for the year ended August 31, 1998 are included in the Company's Annual Report on Form 10-KSB/A for the year ended August 31, 1998 and are incorporated into this proxy statement by reference. The Company's unaudited financial statements for he three months ended November 30, 1998 are included in the Company's Form 10-QSB for the quarter ended November 30, 1998 and are incorporated into this proxy statement by reference. Each of these reports also includes a Management's Discussion And Analysis Of Financial Condition And Results Of Operations for the respective periods covered by the Reports. Copies of these reports are being sent to each stockholder with this proxy statement.

     Changes In And Disagreements With Accountants On Accounting And Financial Disclosure. On August 13, 1997, the Company engaged Wheeler Wasoff, P.C. of Denver, Colorado as the Company's independent accountant to replace Farber & Hass, which was dismissed on that date. This decision was approved by the Board of Directors of the Company. At that time, the Board of Directors believed it was in the best interests of the Company for its accountant to be located in the same city as the Company's principal executive offices.

     The independent auditor's report of Farber & Hass with respect to the Company's (i) balance sheet as of August 31, 1996, and (ii) statements of operations, shareholders' equity and cash flows for the period from July 2, 1996 (the date of the Company's inception) to August 31, 1996, was modified as to the uncertainty about the Company's ability to continue as a going concern. Farber & Hass's prior report did not otherwise contain an adverse opinion or disclaimer of opinion, and it was not qualified or modified as to audit scope or accounting principles. There have not been any disagreements with Farber & Hass on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure.

     Required Vote; Board Recommendation

     The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the authorization of the Preferred Stock. The Board of Directors unanimously recommends that the stockholders vote in favor of the proposal to approve the authorization of the Preferred Stock.

                3. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
                     TO LIMIT DIRECTORS' PERSONAL LIABILITY

     The Board of Directors has unanimously approved and proposes for stockholder approval an amendment to the Company's Certificate of Incorporation to limit certain monetary liabilities of the directors of the Company to the Company or its stockholders. The proposed amendment would implement provisions of the Delaware general corporation law permitting a Delaware corporation such as the Company to include in its Certificate of Incorporation a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages.

     The Delaware law concerning limitation of liability for directors also may be viewed as a response to the perceived difficulty of attracting and retaining well-qualified directors and officers of Delaware corporations in view of the increased risks of personal liability resulting from judicial decisions. During the past several years, courts have increasingly scrutinized business decisions made by the directors of corporations and have held directors personally liable to a corporation or its stockholders for damages arising from breach of their fiduciary duty as directors, including the duty of care. Liability for the breach of the duty of care may arise when directors have unintentionally failed to exercise sufficient care in reaching decisions or otherwise attending to their responsibilities as directors.

     The proposed amendment to the Certificate of Incorporation is designed to avoid or reduce the undesirable consequences described above that may result from increased risk for personal financial liability to the Company's directors by limiting the liability of directors to the extent permitted by Delaware law as currently in effect or as the law may be changed in the future. The primary effect of the proposed amendment would be to eliminate the liability of the director, but not that of a director while acting in another capacity, to the Company or its stockholders for monetary damages for violations of that director's fiduciary duty of care or loyalty that arise after the amendment is adopted. There are a number of limitations on the protection afforded directors by the proposed amendment. The amendment would limit the liability of a director only to the Company and its stockholders. Directors would still remain potentially liable for damages and suits brought by third parties, including governmental and regulatory agencies, or for violations of laws, such as the federal securities laws. In addition, the amendment would not eliminate or limit liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase that is illegal under Delaware law, or obtaining improper personal benefits. The availability of equitable remedies, such as injunctions or rescission, for breach of fiduciary duty would remain.

     The proposed amendment provides that no amendment, modification or repeal of the proposed amendment will adversely affect any right or protection of a director that exists at the time of the amendment, modification or repeal. This is intended to assure directors that the protection of the amendment will not be retroactively withdrawn. In addition, if the law applicable to the proposed amendment to the Certificate of Incorporation is modified, then the scope of the amendment will be correspondingly modified without further action by the Company's stockholders. The Company is not aware of any proposed changes to applicable law on the limitation of directors' liability.

     The Board of Directors believes that the amendment is in the best interests of the Company and its stockholders because it will allow the Company's directors to make business decisions on the basis of the best interests of the Company and its stockholders without undue concern about personal liability and will enhance the Company's ability in the future to attract and retain highly qualified directors. Directors' and officers' liability insurance coverage may become more costly and less comprehensive. The Board believes that the proposed amendment should lessen the impact of changes in the cost and scope of directors liability insurance.

     Although the limitation of monetary damages could conceivably have a negative effect on the level of diligence and care used by directors, the Board of Directors believes that the diligence and care used by the Company's directors extends primarily from their desire to act in the best interests of the Company and not from a fear of monetary damage awards. Therefore, the Board of Directors believes that the level of diligence and care exercised by directors and officers will not be lessened by adoption of the amendment. However, it should be recognized that the directors and officers could benefit from the amendment, and thus have a personal interest in having the amendment approved because it would limit certain liabilities of directors.

     The text of the proposed amendment to the Company's Certificate of Incorporation is as follows:

     Proposed Article SEVENTH:

                  "SEVENTH. The personal liability of each director of the Corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Delaware, including without limitation as permitted by the provisions of Section 102(b)(7) of the General Corporation Law of Delaware and any successor provision, as amended from time to time. No amendment of this Certificate of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment or repeal."

     Under the Company's current Bylaws, the Company is required to indemnify its directors to the full extent permitted by Delaware law. Delaware law permits indemnification of a director except in connection with a proceeding by or on behalf of the corporation or a proceeding in which the director was found to have derived a personal benefit from the transaction. A director may be indemnified against liability in a civil (as contrasted with a criminal) action if he conducted himself in good faith and he reasonably believed that, with respect to conduct in his official capacity, his conduct was in the corporation's best interests or, in other cases, his conduct was not opposed to the corporation's best interests. Therefore, under the Company's current indemnification provisions, the Company could not indemnify a director for liability for breach of his duty of care in connection with an action brought by the Company or its shareholders. Although the Company currently maintains director's liability insurance, any indemnification of a director not covered by that insurance would be paid by the Company and would reduce the Company's assets and its stockholders' equity. There is no assurance that the Company will be able maintain directors' and officers' insurance at an acceptable cost.

     Required Vote; Board Recommendation

     The affirmative vote of a majority of the outstanding shares is required to adopt this amendment. If this amendment is not approved by the stockholders, the Board will consider other appropriate action.

     The Board of Directors unanimously recommends that the stockholders vote in favor of the proposal to amend the Certificate of Incorporation to limit directors' liability in certain circumstances.


    4. PROPOSAL TO RATIFY THE SELECTION OF WHEELER WASOFF, P.C. AS CERTIFIED
                             INDEPENDENT ACCOUNTANTS


     The Board of Directors recommends that the stockholders of the Company vote in favor of ratifying the selection of the certified public accounting firm of Wheeler Wasoff, P.C. of Denver, Colorado as the auditors who will audit financial statements, prepare tax returns, and perform other accounting and consulting services for the Company for the fiscal year ended August 31, 1999 or until the Board of Directors, in its discretion, replaces them. Wheeler Wasoff, P.C. also audited the Company's financial statements for the fiscal years ended August 31, 1998 and 1997.

     An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Wheeler Wasoff, P.C. It is expected that one or more representatives of Wheeler Wasoff, P.C. will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

     The Board of Directors unanimously recommends that the stockholders vote for approval of Wheeler Wasoff, P.C. as the Company's certified independent accountants.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the Annual Meeting Of Stockholders are counted by an Inspector of Election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Delaware law or the Company's Certificate of Incorporation. Under Delaware law, the proposal to amend the Company's Certificate of Incorporation to provide for Preferred Stock and the proposal to amend the Certificate of Incorporation to limit directors' liability each requires the approval of a majority of all the outstanding shares. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting Of Stockholders following the end of the Company's 1999 fiscal year, proposals by individual stockholders must be received by the Company no later than September 3, 1999.

     Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the Company hereby notifies its stockholders that the proxies solicited by the Company in connection with the Company's annual meeting to be held in 1999 will confer discretionary authority to vote on matters raised by stockholders for which the Company did not have notice on or before November 17, 1999. In addition, if the Company receives notice on or before November 17, 1999 of a matter that a stockholder intends to raise at the annual meeting of stockholders to be held in 1999, the proxies solicited by the Company may exercise discretion to vote on each such matter if the Company includes in its proxy statement advice on the nature of the matter raised and how the Company intends to exercise its discretion to vote on each such matter. However, the Company may not exercise discretionary voting authority on a particular proposal if the proponent of that proposal provides the Company with a written statement, on or before November 17, 1999, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's voting shares required under applicable law to carry the proposal (the "Required Percentage"), which would be a majority of the Company's outstanding Common Stock or a majority of the shares of Common Stock represented at the meeting, depending on the nature of the proposal, if the proponent includes the same statement in its proxy materials filed under Rule 14a-6, and if the proponent, immediately after soliciting the holders of the Required Percentage, provides the Company with a statement from any solicitor or any other person with knowledge that the necessary steps have been taken to deliver a proxy statement and form of proxy to the holders of the Required Percentage.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 1998 TO ANY OF THE COMPANY'S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON MARCH 26, 1999. ANY REQUEST FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE SECRETARY, PYR ENERGY CORPORATION, 1675 BROADWAY, SUITE 1150, DENVER, COLORADO 80202, (303) 825-3748.

                           INCORPORATION BY REFERENCE

     The Company incorporates by reference into this proxy statement the following information included in report filed by the Company with the Securities And Exchange Commission.

     1. Items 6 (Management's Discussion and Analysis Of Financial Condition And Results Of Operations) and 7 (Financial Statements) included in the Company's Annual Report on Form 10-KSB/A for the year ended August 31, 1998; and

     2. Items 1 (Financial Statements) and 2 (Management's Discussion And Analysis Of Financial Condition And Results Of Operations) included in the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1998.

     A copy of these reports is being mailed to each stockholder with this proxy statement.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this proxy statement, including without limitation statements under "1. ELECTION OF DIRECTORS - Recent Developments" and "- Financial Information", regarding the Company's financial position, business strategy, and plans and objectives of management of the Company for future operations and capital expenditures, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectation ("Cautionary Statements") are disclosed below in the "Forward-Looking Statement - Cautionary Statements" section of the Company's Annual Report on Form 10-KSB/A for the year ended August 31, 1998. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.


     This Notice and Proxy Statement are sent by order of the Board of Directors.



Dated:  March 31, 1999                           D. Scott Singdahlsen
                                                 Chief Executive Officer

PROXY                                                                      PROXY
                             PYR ENERGY CORPORATION
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
               Proxy Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints D. Scott Singdahlsen and Andrew P. Calerich, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PYR Energy Corporation (the "Corporation"), to be held at 10:00 a.m. on Friday, April 16, 1999, in the Third Floor Conference Room of Wells Fargo Bank, located at 633 17th Street, Denver, Colorado 80202, or any adjournments thereof, on the following matters:

                  [ X ] Please mark votes as in this example.

1.       ELECTION OF DIRECTORS

         Nominees: Keith F. Carney, S. L. Hutchison, Bryce W. Rhodes,
         D. Scott Singdahlsen and Robert B. Suydam.

         FOR ALL NOMINEES  [  ]           WITHHELD FROM ALL NOMINEES  [  ]
         FOR ALL NOMINEES EXCEPT AS NOTED ABOVE  [  ]

2. Proposal to amend the Certificate of Incorporation to provide for the authorization of the Preferred Stock.

         [  ] FOR                  [  ] AGAINST                  [  ] ABSTAIN

3. Proposal to amend the Certificate of Incorporation to limit the personal liability of directors in certain circumstances.

         [  ] FOR                  [  ] AGAINST                  [  ] ABSTAIN

4. Proposal to ratify the selection of Wheeler Wasoff, P.C. as the Company's certified independent accountants.

         [  ] FOR                  [  ] AGAINST                  [  ] ABSTAIN

                                (Continued and to be signed on the reverse side)

5. In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

         [  ] YES                  [  ]  NO                      [  ] ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [  ]

     This proxy is solicited on behalf of the Board of Directors of PYR Energy Corporation.

                                       Dated:
                                            ------------------------------------

                                       Signature:
                                                 -------------------------------

                                       Signature:
                                                 -------------------------------
                                       Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.